UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2015

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2015 annual meeting of stockholders (the “Annual Meeting”) of Restoration Hardware Holdings, Inc. (the “Company”) held on June 24, 2015, the Company’s stockholders voted on three proposals and cast their votes as described below. The proposals are set forth in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 12, 2015.

Proposal 1: The Company’s stockholders elected three (3) nominees to the Board of Directors, as Class III directors, each to hold office for a three-year term and until the 2018 annual meeting or until his successor is duly elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Gary Friedman	34,690,577	1,126,080	2,332,682
Carlos Alberini	34,062,193	1,754,464	2,332,682
J. Michael Chu	33,532,530	2,284,127	2,332,682

Proposal 2: The Company’s stockholders cast their advisory, non-binding votes on executive compensation, as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,301,771	20,496,135	18,751	2,332,682

Proposal 3: The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, as set forth below.

FOR	AGAINST	ABSTAIN
37,877,520	259,674	12,145

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: June 26, 2015	By:	/s/ Karen Boone
Karen Boone
Chief Financial and Administrative Officer